UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 7, 2016

TIME WARNER INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15062	13-4099534
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

One Time Warner Center, New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)

212-484-8000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2016, Time Warner Inc. (the "Company") announced that it has agreed with Jeffrey Bewkes, the Company's Chairman and Chief Executive Officer, to extend the term of his employment agreement three years to December 31, 2020.  The other terms of the amended and restated employment agreement entered into on November 20, 2012 between the Company and Mr. Bewkes remain substantially unchanged.  The compensation for Mr. Bewkes, which consists of base salary, annual bonus and long-term equity incentives, was not changed.

The press release issued by the Company on January 7, 2016 announcing the extension is attached as Exhibit 99.1 to this report.

Item 9.01.  Financial Statements and Exhibits.

Exhibit	Description
99.1	Press Release issued January 7, 2016 by Time Warner Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER INC.

By:	/s/ Douglas E. Horne
Name: Douglas E. Horne
Title: Senior Vice President and Controller

Date:    January 7, 2016

 EXHIBIT INDEX

Exhibit	Description
99.1	Press Release issued January 7, 2016 by Time Warner Inc.